UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2013

NIMIN ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

ALBERTA, CANADA	000-54162	61-1606563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NiMin Energy Corp.

1160 Eugenia Place, Suite 100

Carpinteria, California 93013

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: Tel: 805.566.2900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

NiMin Energy Corp. (the “Company”) held its annual meeting of shareholders on September 17, 2013. For more information on the following proposals, see the Company’s proxy statement dated August 16, 2013. Shareholders with a total of 43,996,664 shares were present at the meeting, in person or represented by proxy, of a total of 69,834,396 shares issued and outstanding as of the record date for the meeting.

The shareholders voted to approve the proposal to fix the board of directors of the Company at five (5) members, and voted as follows:

For	43,424,064
Against	280,379

The shareholders elected the 5 nominees to the Board, each to serve until the 2014 annual meeting and until his successor is duly elected and qualified, and voted as follows:

Director	For	Withheld
Clarence Cottman III	27,450,295	7,240,060
Brian Bayley	27,450,295	7,240,060
W.A. (Alf) Peneycad	27,450,295	7,240,060
Robert L. Refearn	27,450,295	7,240,060
William Gumma	29,573,964	5,116,391

The shareholders approved the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013, and voted as follows:

For	43,385,609
Withhold	611,034

The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, and voted as follows:

For	27,904,764
Against	6,785,591

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIMIN ENERGY CORP. (Registrant)

September 23, 2013	/s/ Clarence Cottman, III
Clarence Cottman, III
Chief Executive Officer